EXHIBIT INDEX

(b)      Amended  By-laws,  dated  Jan.  11,  2001.

(h)(5) Transfer Agency Agreement between Registrant and American Express Client Service Corporation, dated May 10, 2001.

(i)      Opinion  and consent of counsel.

(j)      Independent Auditors' Consent.

(q)(1) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2001.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2001.